UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

  Date  of  Report  (Date  of earliest  event  reported): November 17, 2003


                    Global Life Sciences, Inc.
               ------------------------------------
       (Exact Name of Registrant as Specified in Its Charter)

                             Nevada
                       --------------------
          (State or other jurisdiction of incorporation)


            000-33333                               37-9374101
        -------------------                     -------------------
     (Commission File Number)           (I.R.S. Employer Identification No.)


    2020 Main Street, Suite 600, Irvine, California            92614
   -------------------------------------------------          --------
       (Address of Principal Executive Offices)              (Zip Code)


                         949-223-7103
                     ----------------------
    (Registrant's Telephone Number, including area code)


                       Too Gourmet, Inc.
                  --------------------------
  (Former Name or Former Address, if Changed Since Last Report)











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Item 1.   Changes in Control of Registrant.

     Pursuant to an Asset Purchase and Sale Agreement (the "Acquisition Agreement"), with an effective date of September 22, 2003, by and among Prof. Dr. Dr. Hans-Jurgen Reimann ("Prof. Reimann") and Dr. Antje Reimann ("Dr. Reimann") and Too Gourmet, Inc., a Nevada corporation (the "Registrant"), and Global Life Sciences, Inc., a Nevada corporation formed as its wholly-owned subsidiary, the Registrant acquired (the "Transaction") the medical business assets and related intellectual property of a medical laboratory and service provider, doing business as the Internationale Fachklinik ("lab") located in Schwerin, Germany (the "Acquired Assets and Business") from Prof. Reimann and Dr. Reimann (the "Transaction"). The Transaction was reported on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on November 5, 2003.

     In connection with the Transaction, the Registrant effected a merger of Global Life Sciences, Inc. with and into Too Gourmet, Inc., the Registrant and the surviving entity. The Registrant's name was changed to "Global Life
Sciences, Inc." and a new trading symbol ("GBLS") and Cusip number were assigned to the Registrant. Such name change, new trading symbol and new Cusip number were disclosed in Form 8-K filed with the Commission on November 18, 2003.

     The Registrant filed its Articles of Merger with the Nevada Secretary of State on November 12, 2003, and its Certificate of Correction with the Nevada Secretary of State on November 17, 2003. Copies of the filed Articles of Merger and Certificate of Correction are attached to this Form 8-K.

Item 7.   Financial Statements and Exhibits

a.   Financial Statements

          None.

b.   Pro forma Financial Information

     None.

c.   Exhibits.

3.3  Articles of Merger

3.4  Certificate of Correction






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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         GLOBAL LIFE SCIENCES, INC.


November 19, 2003             By:  /s/ Harrysen Mittler
                                 -----------------------
                              Harrysen Mittler
                              Chief Financial Officer

































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Exhibit Index.

3.3  Articles of Merger

3.4  Certificate of Correction